Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

April 14, 2010

To the Board of Directors of
Lithium Corporation
Reno, Nevada

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silberstein Ungar, PLLC, hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Lithium Corporation of our report dated April 13, 2010, relating to the financial statements of Lithium Corporation as of and for the year ended December 31, 2009 and for the period from January 30, 2007 (inception) through December 31, 2009.

Sincerely,


/s/ Silberstein Ungar, PLLC
-----------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan